Exhibit 32.1

Certification by CEO and CFO Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of FortuNet, Inc. (the “Company”) for the three months ended September 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Yuri Itkis, as Chief Executive Officer of the Company, and William R. Jacques, Jr., as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 6, 2007                                         /s/ Yuri Itkis
Yuri Itkis, Chief Executive Officer and Chairman
of the Board

Date: November 6, 2007                                         /s/ William R. Jacques, Jr.
William R. Jacques, Jr., Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of FortuNet, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q) irrespective of any general incorporation language contained in such filing.